Exhibit 99.1

NEWS RELEASE

CONTACT: Norris Battin The Cooper Companies, Inc. ir@coopercompanies.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3600 Fax: 925-460-3648 www.coopercos.com
FOR IMMEDIATE RELEASE

THE COOPER COMPANIES REPORTS THIRD QUARTER 2007 RESULTS

PLEASANTON, Calif., September 6, 2007 — The Cooper Companies, Inc. (NYSE: COO) today reported fiscal third quarter 2007 results.

Third Quarter Revenue and Earnings Highlights

•	Revenue $251.9 million, 12% above third quarter 2006, 9% in constant currency.

•	CooperVision (CVI) revenue $212.0 million, up 9%, 7% in constant currency.

•	CooperSurgical (CSI) revenue $39.9 million, up 26% with 8% organic growth.

•	GAAP earnings per share 18 cents.

•

GAAP earnings include $27.8 million net of tax – 58 cents per diluted share – of costs for share-based compensation expense (7 cents), acquisition and integration expenses, production start-up costs and intellectual property and securities litigation costs, as described below in the section “Fiscal Third Quarter 2007 Financial Results Explanation of Non-GAAP Measures.”

Operating Results

The operating results discussed below include costs considered unrelated to core operating performance as listed in the section “Fiscal Third Quarter 2007 Financial Results Explanation of Non-GAAP Measures” and the table “Reconciliation of Non-GAAP Earnings to GAAP Net Income.”

Compared with last year’s third quarter:

•	Gross margin was 58% compared with 61%. Excluding costs considered unrelated to core operating performance, gross margin was 63% in both periods.

•

Selling, general and administrative expense grew 16% and was 41% of sales compared with 40% in last year’s third quarter. The quarter’s results included marketing costs associated with the future introduction of several new products. Excluding costs considered unrelated to core operating performance, SG&A was 36% of sales compared with 37% of sales in last year’s third quarter.

•

Research and development expense was 5% of sales compared with 3% of sales in last year’s third quarter. Excluding costs considered unrelated to core operating performance, R&D expense was 3% in both periods. CVI’s R&D activities include programs to develop new silicone hydrogel and single-use products.

Operating margin was 9% for the quarter compared with 14% in last year’s third quarter. After costs considered unrelated to core operating performance – $31.7 million in the quarter or 13% of sales – operating margin was 22% in both periods.

Interest expense was 4% of sales, the same as in last year’s third quarter primarily reflecting cash used for capital expenditures and CSI acquisitions.

The effective tax rate (ETR) for the quarter was 19.6% excluding items considered unrelated to core operating performance as described above. Cooper anticipates an ETR of 18% to 20% in 2007 and in the 13% - 16% range for 2008 for its core operating business.

During the quarter, CVI doubled its silicone hydrogel unit production and now has capacity to support revenue of approximately $10 million per quarter.

In July, CVI completed the consolidation of its U.S. distribution center in to a single facility and furthered the expansion of its Asia Pacific operation with the opening of an office in Shanghai.

Balance Sheet and Cash Flow Highlights

•	At the end of the fiscal third quarter, Cooper’s days sales outstanding (DSO) were 59 days, compared with 61 days at last year’s third quarter. Cooper expects future DSOs in the mid 60’s.

•

Inventory months on hand was 7.5 months at the end of the fiscal quarter, versus 7.7 months at the end of last year’s third quarter and 7.9 months at the end of this year’s second fiscal quarter, in line with expectations, as inventory is built to support new product launches and as we transition to consolidated distribution centers.

•

Capital expenditures were $39 million in the quarter primarily to expand manufacturing capacity, consolidate distribution centers and implement information systems in selected locations. Cooper expects capital expenditures in fiscal 2007 of about $160 million (which includes $10 million previously reported in fiscal 2006) primarily for expanded manufacturing capacity.

•	Depreciation and amortization expense was $22.7 million for the quarter.

•	Cash flow from operations was $47.4 million in the third quarter compared with $38.5 million in last year’s third quarter.

Guidance

To adjust for this quarter’s results, Cooper is revising its 2007 revenue guidance to $940 million to $967 million – CVI $790 million to $810 million, CSI $150 million to $157 million. Previous guidance was $927 million to $967 million – CVI $780 million to $810 million, CSI $147 million to $157 million.

Non-GAAP EPS is expected to be in the range of $2.60 to $2.90, which excludes estimated share-based compensation expense of 33 cents to 35 cents per share and other specific items considered unrelated to core operating performance. Previous non-GAAP guidance was $2.90 to $3.05. The reduction in non-GAAP guidance relates to a higher than previously estimated effective tax rate and interest expense as well as marketing and R&D expenses associated with new product launches and product development.

GAAP EPS guidance is expected to be $0.50 to $1.00. Previous GAAP guidance was $1.55 to $1.90. This reduction in guidance relates to higher net costs than originally planned for items considered unrelated to core operating performance as shown in the table “Reconciliation of Non-GAAP Earnings to GAAP Net Income” below, including an increase in the expected effective tax rate.

CooperVision Business Details

CVI Worldwide Revenue Highlights for Fiscal Third Quarter 2007

CVI Selected Soft Lens Revenue Data

for Major Product and Geographic Categories

(Constant Currency)

	CVI % Change 3Q FY07** vs. 3Q FY06	CVI % Revenue 3Q FY07
Core products*	+15	71
Specialty lenses	+9	43
Disposable lenses	+9	91
Spherical lenses (ex single-use)	(2)	42
Single-use spherical lenses	+34	15
Toric lenses	+7	35
Disposable toric lenses	+10	30
Multifocal lenses	+24	6
PC materials	+23	24
Americas region	+2	44
European region	+4	39
Asia-Pacific region	+33	17
Worldwide soft contact lenses	+7	100

*	Core products include: specialty lenses, PC Technology brand spherical lenses, silicone hydrogel spherical lenses and single-use lenses.

**	CVI’s fiscal third quarter is May, June and July.

Note: Supplemental revenue data trends can be found on Cooper’s Website www.coopercos.com/investor at the link “Supplemental Market and Revenue Data.”

•	CVI’s worldwide soft lens revenue of $211.9 million increased 7% from last year’s third quarter in constant currency.

•

Global revenue for Cooper’s spherical silicone hydrogel contact lens Biofinity was $2.8 million during the third quarter, twice its revenue in the second quarter, primarily generated in Europe. CVI’s worldwide revenue for its single-use lenses grew 34% in the fiscal quarter and is ahead 26% through nine months with U.S. revenue growing 185%.

•

Third quarter sales of CVI’s core product lines – specialty lenses (toric, cosmetic and multifocal lenses), PC Technology brand spherical lenses, silicone hydrogel spherical lenses and single-use lenses – were $150.4 million, up 15%. These products account for 71% of CVI’s soft lens business. Legacy conventional lens products declined 12%.

•

CVI’s disposable toric lens revenue grew 10% in the third quarter and is now 86% of its total toric revenue. Sales of all toric lenses were $74.2 million, up 7%, accounting for 35% of CVI’s soft lens business. CVI’s toric lens revenue outside of the United States, 53% of total toric revenue, grew 9% in the quarter.

•

Proclear products, including Biomedics XC, grew 23% worldwide and 29% in the United States. Proclear sphere products, including Proclear 1 Day, grew 10% worldwide and 5% in the United States. Proclear toric products grew 40% worldwide and 66% in the United States. Proclear Multifocal products grew 47% worldwide and 80% in the United States. Proclear products now represent 24% of CVI’s worldwide revenue.

•	Disposable multifocal products grew 27%. All multifocal lenses grew 24%.

CVI Anticipated New Product Introductions in 2008

•	Proclear 1 Day rollout in Europe in the fiscal first quarter.

•	Improved silicone hydrogel sphere with a two-week wearing cycle in the United States and Europe in the second half of calendar 2008.

•	Silicone hydrogel toric lens in late calendar 2008.

•	Proclear 1 Day in Japan in calendar 2008 or early calendar 2009, depending on local regulatory approval.

Second Calendar Quarter Contact Lens Market Update

Calendar Q2 2007

Manufacturers’ Soft Lens Revenue

(Constant Currency)

	Market % Change Q207 vs. Q206*	CVI % Change Q207 vs. Q206
Spherical lenses (ex single-use)	+2	(4)
Single-use spherical lenses	+11	+31
Toric lenses	+8	+6
Multifocal lenses	+8	+16
Cosmetic lenses	(4)	flat
Specialty lenses	+5	+7
All silicone hydrogel lenses	+19	N/M
Americas region	+6	(2)
European region	(2)	+4
Asia-Pacific region	+13	+28
Worldwide soft contact lenses	+5	+4

*	Compiled by an independent industry organization.

Note: Supplemental revenue data trends can be found on Cooper’s Website www.coopercos.com/investor at the link “Supplemental Market and Revenue Data” in the Financial Information section.

•

Single-use lenses continued to increase their share of the global contact lens market during the second calendar quarter. The total soft contact lens market grew 5%, while single-use products grew 11% and now represent 32% of the global soft contact lens market versus 31% in the second quarter of 2006.

•

In the United States, where single-use products have the lowest penetration, the contact lens market grew 8% during this period while single-use products grew 32%, increasing their share of the market from 8% to 10%. In Asia, single-use products represent about 60% of the market and in Europe they represent about 40%. In all markets outside of the United States, single use-lenses accounted for 45% of soft contact lens revenue versus 43% in the second quarter of 2006.

•

The United States soft contact lens market – 37% of the world market – grew 8% during the second calendar quarter while CVI’s revenue was flat in the same period. The market in the rest of the world outside the United States, now 63% of the total world market, grew 4% while CVI’s revenue grew 7%.

•	CVI’s single-use products in the second calendar quarter grew 31% worldwide and 284% in the United States.

•

According to the industry data, silicone hydrogel revenue accounted for 25% of worldwide contact lens revenue during the second calendar quarter versus 24% in the first quarter. About three-quarters of silicone hydrogel revenue is generated in North America.

•	Worldwide, silicone hydrogel revenue grew 19% in the second quarter while CVI’s Proclear product line, 24% of its soft lens revenue, grew 27% in the same period.

•

Health Product Research (HPR), which reports on a statistical sampling of practitioners each quarter, calculated that silicone hydrogel lenses accounted for 46% of new patient visits to contact lens practitioners in the United States during the second calendar quarter of 2007, compared with 47% in the first quarter, and silicone hydrogel toric lenses accounted for 41% of new toric contact lens fits in the United States in the second calendar quarter of 2007, compared with 40% in the first quarter.

•

HPR also reported that for the second quarter, CVI is now the second ranking company in new patient visits, 4 share points ahead of the third place company, and that Vistakon® and CVI combined represent about two-thirds of all visits for patients who are first time contact lens wearers.

CVI Fiscal Third Quarter 2007 Expenses

CVI’s reported gross margin was 58% compared with 61% in the third quarter of 2006. These results include costs for share-based compensation expense and acquisition and integration charges primarily related to the consolidation of manufacturing locations and start-up expenses for new silicone hydrogel products. These items amounted to $13.6 million and $5.3 million in the fiscal third quarter of fiscal 2007 and 2006 or 6% and 3% of sales, respectively. Manufacturing inefficiencies associated with the ramp up of new products and plant realignment activities are expected to continue throughout fiscal 2007.

CVI’s SGA expense grew 14% during the quarter, primarily related to integration activities, as revenue increased 9%. These results include share-based compensation expense, costs associated with the rationalization of CVI’s distribution centers in Europe and the United States, intellectual property litigation expenses and start-up costs associated with new silicone hydrogel products, which together totaled $10.2 million or 5% of sales.

CVI’s research and development expense was $7.2 million in the third quarter, an increase of 34% over the same period in 2006.

CooperSurgical Business Details

During the third quarter, revenue at CSI, Cooper’s women’s healthcare medical device business, grew 26% to $39.9 million. Organic revenue grew 8%. Sales of products marketed directly to hospitals grew 56% to $10.9 million and now represent 27% of CSI’s total revenue compared with 22% in the third quarter last year.

CSI’s gross margin was 59% for the quarter, the same as in the prior year period. Operating margin was 8% for the quarter including $3 million in acquired in-process R&D, $641 thousand associated with integration activities of its surgical product lines and share-based compensation expense of $687 thousand.

Conference Call

The Cooper Companies will hold a conference call to discuss its third quarter 2007 results today at 5pm Eastern Daylight Time. In the United States, dial +1-800-299-8538. Outside the United States, dial +1-617-786-2902. The passcode is 38958903.

A replay will be available approximately one hour after the call ends and will be available for five days. In the United States, dial +1-888-286-8010. Outside the United States, dial +1-617-801-6888. The replay passcode is 58141607. This call will also be broadcast live on The Cooper Companies’ Website site, www.coopercos.com and at www.streetevents.com.

Earnings Per Share

All per share amounts in this news release refer to diluted per share amounts.

Fiscal Third Quarter 2007 Financial Results Explanation of Non-GAAP Measures

In addition to results in accordance with GAAP, Cooper management also considers non-GAAP results as important supplemental financial measures in evaluating its ongoing core operating results and in making operating decisions.

Non-GAAP earnings and guidance exclude from GAAP results share-based compensation expense and other items that management does not consider part of core operating performance. Management uses these non-GAAP results to compare actual operating results to its business plans, assess expectations after the integration period, calculate debt compliance covenants, allocate resources and evaluate potential acquisitions. Management believes that presenting these non-GAAP results also allows investors, as well as management, to evaluate results from one period to another on a comparable basis.

Specific items that Cooper excludes from its GAAP results when evaluating core operational performance are:

•	Share-based compensation expense

These are the costs of stock option and restricted stock grants to employees and directors specified under SFAS No. 123R, Share-Based Payments. While share-based compensation is an ongoing and recurring expense, it does not require cash settlement, is subject to significant period-to-period variability (it is dependent on the timing of the grants, is potentially impacted by acquisitions and can be affected by changes in computational variables) and is recognized prospectively. Since we adopted the modified prospective method of accounting for share-based payments, results are not always comparable to prior periods. As a result, we exclude these charges for purposes of evaluating core operating performance.

•	Acquisition and restructuring expenses consisting of

•

Restructuring and integration expenses related primarily to the integration of Ocular Sciences, Inc. (Ocular) into CooperVision, Inc., which are charged to cost of sales and operating expense. They consist of costs to integrate duplicate facilities, streamline manufacturing and distribution practices and integrate sales, marketing and administrative functions. Cooper adjusts for these costs because they are incurred as part of CVI’s three-year Ocular integration plan, but are not included in its core business operating plan.

•	Manufacturing and distribution rationalization and start-up costs also related primarily to the integration of Ocular and CVI. They consist of costs to:

•	Restructure manufacturing locations (products are manufactured in multiple facilities until a final location is operational).

•	Eliminate duplicate distribution locations (products are stored and shipped from several locations while central warehouses are completed).

•	Develop new manufacturing technologies, specifically silicone hydrogel manufacturing.

We adjust for these costs because once the specific integration activities have been completed and new technology and manufacturing techniques have been applied, the costs will be eliminated.

•	Losses and costs associated with phasing out corneal health products and the write-off of associated unrealizable net assets.

•

Acquired in-process R&D charges. These charges are subject to a formal appraisal process that may take up to twelve months to complete following a transaction. Management adjusts for these expenses because they are not known when evaluating forecasted performance of the acquired business.

•	Expenses associated with certain intellectual property and securities litigation

Cooper has filed suits claiming patent infringement to protect its intellectual property, sought a declaratory judgment that a CVI product does not infringe any valid and enforceable claims of competitors’ patents and is also incurring expenses associated with securities litigation. These cases have not historically been part of Cooper’s normal operations.

Not all the items listed occurred in the fiscal third quarter of 2007 or 2006. Specific amounts for the items in the fiscal third quarter and nine-months ended 2007 and 2006 are below in the table headed “Reconciliation of Non-GAAP Earnings to GAAP Net Income.”

Operating results adjusted for these items should not be considered alternatives to any performance measures derived in accordance with GAAP. We present them because we consider their disclosure an important supplemental measure of performance. In evaluating Cooper’s non-GAAP earnings and guidance, investors are cautioned that in future periods Cooper expects to incur expenses similar to those for which adjustments are made in the presentation of non-GAAP earnings. Presentation of non-GAAP earnings and guidance should not be construed as an implication that future results will be unaffected by similar items or nonrecurring or unusual charges.

Cooper’s non-GAAP earnings have limitations as an analytical tool, including that they do not reflect the cost of:

•	Stock options and other share-based compensation, which are important components of compensation programs for employees and directors.

•	The Ocular integration, and the integration and restructuring of other acquisitions.

•	New manufacturing technologies, specifically silicone hydrogel manufacturing, and the phase out of product lines that are being eliminated.

•	Pending intellectual property and securities litigation, which we expect to be significant but are difficult to forecast.

In addition, non-GAAP results may not be useful when comparing Cooper to other companies that may calculate these measures differently. Moreover, the impact of many of the items excluded (particularly litigation and restructuring) on guidance is difficult to quantify because of significant uncertainty in timing and the range of possible outcomes. These items could be material.

Cooper compensates for these limitations by relying primarily on GAAP results and supplementing these with non-GAAP earnings results.

Unaudited Supplemental Income Statement Data and Reconciliation of Non-GAAP Earnings to GAAP Net Income ($ in thousands, except per share amounts)

The tables below present supplemental income statement data reflecting Cooper’s individual business units and the effect of specified items, together with a reconciliation of non-GAAP earnings based on the items discussed in the section “Fiscal Third Quarter 2007 Financial Results Explanation of Non-GAAP Measures.”

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statements of Income by Business Unit

(Unaudited)

	Three Months Ended July 31,			% Revenue	% Revenue	Nine Months Ended July 31,			% Revenue	% Revenue
	2007	2006	% Increase	2007	2006	2007	2006	% Increase	2007	2006
Net sales:
CVI	$212,010	$194,189	9%	100%	100%	$583,791	$551,483	6%	100%	100%
CSI	39,852	31,609	26%	100%	100%	113,026	91,451	24%	100%	100%

Total net sales	251,862	225,798	12%	100%	100%	696,817	642,934	8%	100%	100%

Cost of sales:
CVI (1)	89,737	75,032	20%	42%	39%	248,645	206,636	20%	43%	37%
CSI (2)	16,201	13,005	25%	41%	41%	45,881	38,013	21%	41%	42%

Total cost of sales (1), (2)	105,938	88,037	20%	42%	39%	294,526	244,649	20%	42%	38%

Gross profit:
CVI	122,273	119,157	3%	58%	61%	335,146	344,847	-3%	57%	63%
CSI	23,651	18,604	27%	59%	59%	67,145	53,438	26%	59%	58%

Total gross profit	145,924	137,761	6%	58%	61%	402,291	398,285	1%	58%	62%

SGA:
CVI (3)	82,093	72,035	14%	39%	37%	235,989	207,760	14%	40%	38%
CSI (4)	14,926	11,658	28%	37%	37%	42,047	33,211	27%	37%	36%
Corporate (5)	7,502	6,346	18%	—	—	24,941	22,114	13%	—	—

Total SGA (3) - (5)	104,521	90,039	16%	41%	40%	302,977	263,085	15%	43%	41%

Research and development:
CVI (6)	7,227	5,375	34%	3%	3%	19,833	16,195	22%	3%	3%
CSI (7)	4,286	889	382%	11%	3%	10,748	9,915	8%	10%	11%

Total research and development (6), (7)	11,513	6,264	84%	5%	3%	30,581	26,110	17%	4%	4%

Restructuring costs:
CVI (8)	2,072	5,630	-63%	1%	3%	6,765	7,833	-14%	1%	1%
CSI (9)	—	(2)	100%	—	—	14	1	1300%	—	—

Total restructuring costs (8), (9)	2,072	5,628	-63%	1%	2%	6,779	7,834	-13%	1%	1%

Amortization:
CVI	3,070	3,065	0%	1%	2%	9,214	9,201	0%	2%	2%
CSI	1,090	465	134%	3%	1%	2,789	1,561	79%	2%	2%

Total amortization	4,160	3,530	18%	2%	2%	12,003	10,762	12%	2%	2%

Operating expense:
CVI	94,462	86,105	10%	45%	44%	271,801	240,989	13%	47%	44%
CSI	20,302	13,010	56%	51%	41%	55,598	44,688	24%	49%	49%
Corporate	7,502	6,346	18%	—	—	24,941	22,114	13%	—	—

Total operating expense	122,266	105,461	16%	49%	47%	352,340	307,791	14%	51%	48%

Operating income:
CVI	27,811	33,052	-16%	13%	17%	63,345	103,858	-39%	11%	19%
CSI	3,349	5,594	-40%	8%	18%	11,547	8,750	32%	10%	10%
Corporate	(7,502)	(6,346)	-18%	—	—	(24,941)	(22,114)	-13%	—	—

Total operating income	23,658	32,300	-27%	9%	14%	49,951	90,494	-45%	7%	14%

Interest expense (10)	11,085	8,534	30%	4%	4%	31,795	28,834	10%	5%	4%
Other income (loss), net	512	523				1,340	(1,655)

Income before income taxes	13,085	24,289				19,496	60,005
Provision for income taxes (11)	4,905	3,312				6,495	7,373

Net income	$8,180	$20,977				$13,001	$52,632

Add interest charge applicable to convertible debt	523	522				—	1,567

Income for calculating diluted earnings per share	$8,703	$21,499				$13,001	$54,199

Diluted earnings per share	$0.18	$0.45				$0.29	$1.14

Number of shares used to compute earnings per share	47,785	47,482				45,082	47,614

Listed below are the items included in net income that management excludes in computing non-GAAP financial measures as described in the section “Fiscal Third Quarter 2007 Financial Results Explanation of Non-GAAP Measures.”

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Earnings to GAAP Net Income

	Three Months Ended July 31,		Nine Months Ended July 31,
	2007	2006	2007	2006
GAAP net income	$8,180	$20,977	$13,001	$52,632
Non-GAAP adjustments:
CooperVision restructuring costs in cost of sales	6,057	1,004	15,387	1,956
CooperVision share-based employee compensation expense in cost of sales	387	232	901	309
CooperVision restructuring costs in operating expenses	2,072	3,214	6,765	5,417
CooperVision share-based employee compensation expense in SGA	1,479	984	3,698	2,952
CooperVision share-based employee compensation expense in R&D	165	79	498	237
CooperVision production start-up costs in cost of sales	7,177	2,318	18,114	4,189
CooperVision distribution center rationalization costs in SGA	3,656	2,361	11,137	4,117
CooperVision intellectual property litigation expenses in SGA	2,265	599	5,598	1,246
CooperVision production start-up costs in SGA	2,765	—	4,421	—
Corneal health product lines phase out in cost of sales	(24)	1,747	(99)	1,508
Corneal health product lines phase out in SGA	—	702	5	2,393
Corneal health product lines phase out in R&D	—	448	97	2,108
Corneal health product lines restructuring costs in operating expense	—	2,416	—	2,416
CooperSurgical inventory step-up in cost of sales	143	—	251	—
CooperSurgical share-based employee compensation expense in cost of sales	69	45	182	83
CooperSurgical share-based employee compensation expense in SGA	609	427	1,823	1,284
CooperSurgical share-based employee compensation expense in R&D	9	6	29	20
CooperSurgical integration costs in SGA	498	—	1,494	—
CooperSurgical restructuring costs in operating expenses	—	(2)	14	1
CooperSurgical in-process R&D	3,000	—	7,157	7,500
Corporate share-based employee and director compensation expense in SGA	1,342	992	7,316	6,116
Corporate securities litigation expenses in SGA	24	655	85	916
Write-off of deferred financing costs	—	—	882	4,085
Income tax effect	(3,848)	(2,234)	(14,080)	(6,332)

	27,845	15,993	71,675	42,521

Non-GAAP net income	$36,025	$36,970	$84,676	$95,153

Add interest charge applicable to convertible debt	523	522	1,569	1,567

Income for calculating diluted earnings per share	$36,548	$37,492	$86,245	$96,720

Diluted earnings per share	$0.76	$0.79	$1.81	$2.03

Number of shares used to compute earnings per share	47,785	47,482	47,672	47,614

		Three Months Ended July 31,		Nine Months Ended July 31,
		2007	2006	2007	2006
(1)	CVI Cost of sales:
	Restructuring	$6,057	$1,004	$15,387	$1,956
	Share-based compensation	387	232	901	309
	Production start-up	7,177	2,318	18,114	4,189
	Corneal health product line phase out	(24)	1,747	(99)	1,508

		$13,597	$5,301	$34,303	$7,962

(2)	CSI Cost of sales:
	Inventory step-up	$143	$—	$251	$—
	Share-based compensation	69	45	182	83

		$212	$45	$433	$83

(3)	CVI SGA:
	Share-based compensation	$1,479	$984	$3,698	$2,952
	Distribution start-up	3,656	2,361	11,137	4,117
	Intellectual property litigation	2,265	599	5,598	1,246
	Production start-up	2,765	—	4,421	—
	Corneal health product line phase out	—	702	5	2,393

		$10,165	$4,646	$24,859	$10,708

(4)	CSI SGA:
	Share-based compensation	$609	$427	$1,823	$1,284
	Integration costs	498	—	1,494	—

		$1,107	$427	$3,317	$1,284

(5)	Corporate SGA:
	Share-based compensation	$1,342	$992	$7,316	$6,116
	Securities litigation	24	655	85	916

		$1,366	$1,647	$7,401	$7,032

(6)	CVI research and development expense:
	Share-based compensation	$165	$79	$498	$237
	Corneal health product line phase out	—	448	97	2,108

		$165	$527	$595	$2,345

(7)	CSI research and development expense:
	Share-based compensation	$9	$6	$29	$20
	CooperSurgical in-process R&D	3,000	—	7,157	7,500

		$3,009	$6	$7,186	$7,520

(8)	CVI restructuring:
	Restructuring costs in operating expenses	$2,072	$3,214	$6,765	$5,417
	Corneal health product line phase out	—	2,416	—	2,416

		$2,072	$5,630	$6,765	$7,833

(9)	CSI restructuring costs	$—	$(2)	$14	$1

(10)	Interest expense:
	Write-off of deferred financing costs	$—	$—	$(882)	$(4,085)

		$—	$—	$(882)	$(4,085)

(11)	Provision for income taxes:
	Income tax effect	$(3,848)	$(2,234)	$(14,080)	$(6,332)

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition (including the Ocular business) are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are:

•	Failures to launch, or significant delays in introducing, new products, or limitations on sales following introduction due to manufacturing constraints or poor market acceptance.

•	Failures to receive or delays in receiving U.S. or foreign regulatory approvals for products.

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Compliance costs and potential liability in connection with U.S. and foreign healthcare regulations, including product recalls, and potential losses resulting from sales of counterfeit and other infringing products.

•	The success of research and development activities and other start-up projects.

•	New competitors, product innovations or technologies.

•	Failure to develop new manufacturing processes, or delays in implementation of such processes.

•	A major disruption in the operations of our manufacturing or distribution facilities, due to technological problems, natural disasters or other causes.

•	Disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses.

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Legal costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to claims involving product liability or patent protection (including risks with respect to the ultimate validity and enforceability of the Company’s patent applications and patents and the possible infringement of the intellectual property of others).

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The impact of acquisitions and divestitures on revenues, earnings and margins, including any failure by the Company to successfully to integrate acquired businesses into CVI and CSI, any failure to continue to realize anticipated benefits from the Company’s cost-cutting measures and risks inherent in accounting assumptions made regarding the acquisitions.

•	Changes in business, political and economic conditions, including the adverse effects of natural disasters on patients, practitioners and product distribution.

•	Interest rate and foreign currency exchange rate fluctuations.

•	Changes in U.S. and foreign government regulation of the retail optical industry and of the healthcare industry generally.

•	Dilution to earnings per share from acquisitions or issuing stock.

•	Changes in tax laws or their interpretation and changes in effective tax rates, including by reason of changes in the Company’s geographic profit mix.

•	Changes in the Company’s expected utilization of recognized net operating loss carry forwards.

•	The requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill.

•	Changes in accounting principles or estimates.

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Disruptions or delays related to implementation of information technology systems covering the Company’s businesses, or other events which could result in management having to report a material weakness in the effectiveness of the Company’s internal control over financial reporting in its 2007 Annual Report on Form 10-K.

•	Environmental risks including significant environmental cleanup costs above those already accrued.

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Other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. (www.coopercos.com) manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision (www.coopervision.com) manufactures and markets contact lenses. Headquartered in Pleasanton, Calif., it manufactures in Juana Diaz, Puerto Rico, Norfolk, Va., Rochester, N.Y., Adelaide, Australia, Hamble and Hampshire England and Madrid, Spain.

CooperSurgical (www.coopersurgical.com) manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market with headquarters and manufacturing facilities in Trumbull and Orange, Conn., and in Pasadena, Calif., Houston, Texas, North Normandy, Ill., Williston, Vt., Fort Atkinson, Wis., Montreal and Berlin.

The Cooper Companies, Inc. and its subsidiaries and/or affiliates own, license or distribute the following trademarks which are italicized in this release: Proclear® and Biofinity® are registered trademarks of The Cooper Companies, Inc., its subsidiaries and/or affiliates. Biomedics XC™, PC Technology™ and

Proclear 1 Day™ are trademarks of The Cooper Companies, Inc., its subsidiaries and/or affiliates. Vistakon® is a trademark of Johnson & Johnson, Inc.

The information on Cooper’s Websites and its interactive telephone system are not part of this news release.

FINANCIAL STATEMENTS FOLLOW

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2007	2006	2007	2006
Net sales	$251,862	$225,798	$696,817	$642,934
Cost of sales	105,938	88,037	294,526	244,649

Gross profit	145,924	137,761	402,291	398,285
Selling, general and administrative expense	104,521	90,039	302,977	263,085
Research and development expense	11,513	6,264	30,581	26,110
Restructuring costs	2,072	5,628	6,779	7,834
Amortization of intangibles	4,160	3,530	12,003	10,762

Operating income	23,658	32,300	49,951	90,494
Interest expense	11,085	8,534	31,795	28,834
Other income (loss), net	512	523	1,340	(1,655)

Income before income taxes	13,085	24,289	19,496	60,005
Provision for income taxes	4,905	3,312	6,495	7,373

Net income	8,180	20,977	13,001	52,632
Add interest charge applicable to convertible debt, net of tax	523	522	—	1,567

Income for calculating earnings per share	$8,703	$21,499	$13,001	$54,199

Diluted earnings per share	$0.18	$0.45	$0.29	$1.14

Number of shares used to compute earnings per share	47,785	47,482	45,082	47,614

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	July 31, 2007	October 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$8,061	$8,224
Trade receivables, net	164,332	146,584
Inventories	265,381	236,512
Deferred tax asset	22,200	19,659
Other current assets	51,123	45,972

Total current assets	511,097	456,951

Property, plant and equipment, net	578,717	496,357
Goodwill	1,255,936	1,217,084
Other intangibles, net	150,086	147,160
Deferred tax asset	23,322	21,479
Other assets	21,907	13,570

	$2,541,065	$2,352,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$53,706	$61,366
Other current liabilities	230,716	215,264

Total current liabilities	284,422	276,630

Long-term debt	807,580	681,286
Deferred tax liabilities	11,504	9,494
Other liabilities	2,197	6,682

Total liabilities	1,105,703	974,092

Stockholders’ equity	1,435,362	1,378,509

	$2,541,065	$2,352,601

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